Exhibit 1.1

Freescale Semiconductor, Inc.

Class A Common Stock

Underwriting Agreement

July 16, 2004

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

As representatives (the “Representatives”) of

the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Freescale Semiconductor, Inc. (the “Company”), a Delaware corporation and a wholly-owned subsidiary of Motorola, Inc. (“Motorola”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 121,621,622 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 18,243,243 additional shares (the “Optional Shares”) of Class A Common Stock (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Shares”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-111250) (together with any pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

(d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than de minimis changes approved by you, which approval shall not be unreasonably withheld) or consolidated long-term debt of the Company and its subsidiaries (other than net increases in the consolidated long-term debt of the Company in an aggregate amount not exceeding $50 million) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), otherwise than as set forth in, or contemplated by, the Prospectus, including the pro forma financial and capitalization information included therein.

(e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect; and each subsidiary of the Company set forth on Schedule II (which includes all significant subsidiaries of the Company as such term is defined in Rule 1-02(w) of Regulation S-X, as promulgated by the Commission) (each, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus. All of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except such liens, encumbrances, equities or claims as are (i) described in the Prospectus, or (ii) such as do not materially affect the value of such shares of capital stock.

(h) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus.

(i) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such conflicts, breaches, violations or defaults, liens, charges or encumbrances that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, except for such violations that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect, or (iii) result in any violation of the provisions of the charter or by laws of the Company; and no consent, approval, authorization or order of, or filing, qualification or registration with, any such court or arbitrator or governmental or regulatory authority or body under any such statute, judgment, order, decree, rule or regulation is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (a) such consents, approvals, authorizations, registrations and qualifications as have been obtained, (b) the registration under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Shares, (c) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the New York Stock Exchange (the “Exchange”) and (d) such consents, approvals, authorizations, registrations or qualifications that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect.

(j) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii) above, for such defaults as would not have a Material Adverse Effect.

(k) The statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Arrangements between Freescale Semiconductor and Motorola”, and under the caption “Underwriting”, insofar as they purport to constitute summaries of certain provisions of the documents referred to therein, are accurate and complete summaries of such provisions in all material respects.

(l) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(o) The Company and its subsidiaries own or possess valid licenses or other rights to use the patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets and other intellectual property assigned or licensed to it pursuant to, and in accordance with the terms of, the Intellectual Property License Agreement and Intellectual Property Assignment Agreement (the “Intellectual Property Rights”), and, except as described in the Prospectus, such Intellectual Property Rights are, to the Company’s knowledge, sufficient to conduct and carry on the business, as described in the Prospectus, of the Company and its subsidiaries, except to the extent that the failure to own, license or possess or the inability to acquire any of the foregoing would not reasonably be expected to result in a Material Adverse Effect; and except, as set forth in the Prospectus, the Company and its subsidiaries have not received any written notice of infringement of or asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(p) Each of the Master Separation and Distribution Agreement, Registration Rights Agreement, Tax Sharing Agreement, Employee Matters Agreement, Intellectual Property Assignment Agreement, Intellectual Property License Agreement, Transition Services Agreement, and Purchase and Supply Agreement (collectively, the “Intercompany Agreements”), has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

(q) The compliance by the Company with all of the provisions of the Intercompany Agreements and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such conflicts, breaches, violations or defaults, liens, charges or encumbrances that would not, individually or in the aggregate, affect the ability of the Company to consummate the transactions contemplated by the Intercompany Agreements or reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, except for such violations that would not, individually or in the aggregate, affect the ability of the Company to consummate the transactions contemplated by the Intercompany Agreements or reasonably be expected to have a Material Adverse Effect, or (iii) result in any violation of the provisions of the charter or by laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries; and no consent, approval, authorization or order of, or filing, qualification or registration with, any such court or arbitrator or governmental or regulatory authority or body under any such statute, judgment, order, decree, rule or regulation is required for the consummation by the Company of the transactions contemplated by the Intercompany Agreements, except for (a) such consents, approvals, authorizations, registrations or qualifications as have been obtained and (b) such consents, approvals, authorizations, orders, filings, qualifications or registrations, for which the failure to obtain would not have a Material Adverse Effect.

2. Motorola represents and warrants to, and agrees with, each of the Underwriters that:

(a) Each of the Intercompany Agreements has been duly authorized, executed and delivered by Motorola and constitutes a valid and legally binding agreement of Motorola.

(b) The compliance by Motorola with all of the provisions of the Intercompany Agreements and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Motorola or any of its subsidiaries (other than the Company or any of its subsidiaries) is a party or by which Motorola or any of its subsidiaries (other than the Company or any of its subsidiaries) is bound or to which any of the property or assets of Motorola or any of its subsidiaries (other than the Company or any of its subsidiaries) is subject, except for such conflicts, breaches, violations or defaults, liens, charges or encumbrances that would not, individually or in the aggregate, affect the ability of Motorola to consummate the transactions contemplated by the Intercompany Agreements or reasonably be expected to have a Material Adverse Effect.

3. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $.............., the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to .............. Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on

....................., 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions or such Canadian jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction; and provided, further, that the expense of maintaining any such qualification more than one year from the date of this Agreement shall be at your expense.

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to (i) employee stock option plans or other employee or director incentive plans, (ii) any plan allowing for the exchange of Motorola capital stock or rights to acquire Motorola capital stock for Company capital stock or rights to acquire Company capital stock, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or (iii) any distribution by Motorola of its remaining ownership interest in us to its common stockholders), without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters.

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in compliance with law; provided that the Company may satisfy the requirements of this subsection by making any such reports or other communications generally available on its web site.

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company may satisfy the requirements of this subsection by making any such reports or other communications generally available on its web site.

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein, and all representations and warranties and other statements of Motorola herein, are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Wachtell, Lipton, Rosen & Katz, counsel for the Company and Motorola, shall have furnished to you their written opinion, dated such Time of Delivery, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority (corporate and other) necessary in all material respects to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery when issued and paid for in accordance with the terms of this Agreement) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(iii) This Agreement has been duly authorized, executed and delivered by the Company and by Motorola;

(iv) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument filed as an exhibit to the Registration Statement, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions therein contemplated or reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by laws of the Company or any statute under the laws of the State of New York, the Delaware General Corporation Law or the federal securities laws of the United States of America or any order, rule or regulation known to such counsel of any governmental agency or body or, to such counsel’s knowledge, court in the State of New York having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions therein contemplated or reasonably be expected to have a Material Adverse Effect;

(v) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body or, to such counsel’s knowledge, court in the

State of New York or Delaware or of the United States having jurisdiction over the Company or any of its subsidiaries is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (a) the registration under the Act of the Shares, (b) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the Exchange, (c) such consents, approvals, authorizations, registrations or qualifications as have been obtained and (d) such consents, approvals, authorizations, registrations or qualifications that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect;

(vi) The statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Arrangements Between Freescale Semiconductor and Motorola – Registration Rights Agreement,” “Arrangements Between Freescale Semiconductor and Motorola – Tax Sharing Agreement” and “Underwriting,” insofar as they purport to constitute summaries of certain provisions of the documents referred to therein, are accurate and complete summaries of such provisions in all material respects;

(vii) The Company is not an “investment company”, as such term is defined in the Investment Company Act;

(viii) Each of the Intercompany Agreements has been duly authorized, executed and delivered by the Company and by Motorola and constitutes a valid and legally binding agreement of the Company and Motorola;

(ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

(x) Although counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in paragraph (vi) above, nothing has come to such counsel’s attention that would lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(xi) Counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

In rendering their opinion, such counsel may, with your consent (which consent shall not be unreasonably withheld), rely on (i) representations and certificates of officers of the Company with respect to factual matters, (ii) the accuracy of the representations and warranties contained in this Agreement and (iii) on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided, however, that with respect to the matters to be covered in paragraph (x) above, such counsel shall not rely on representations and certificates of officers of the Company or upon the accuracy of the representations and warranties contained in this Agreement.

With respect to the matters to be covered in paragraphs (ix) and (x) above, such counsel may state that their opinion is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and discussions with representatives of the Company and its auditors and Motorola (including discussions in which you and your counsel participated) in connection with such preparation of the Registration Statement and Prospectus and any amendments or supplements thereto but is without independent check or verification (except with respect to the matters to be covered in paragraph (ix) above) except as specified.

In rendering their opinion, such counsel may state that they express no opinion other than as to the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

(d) Baker & McKenzie, counsel for the Company and Motorola, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The statements set forth in the Prospectus under the captions “Arrangements Between Freescale Semiconductor and Motorola – Master Separation and Distribution Agreement,” “Arrangements Between Freescale Semiconductor and Motorola – Intellectual Property Assignment Agreement,” “Arrangements Between Freescale Semiconductor and Motorola – Intellectual Property License Agreement” and “Arrangements Between Freescale Semiconductor and Motorola – Transition Services Agreement,” insofar as they purport to constitute summaries of certain provisions of the documents referred to therein, are accurate and complete summaries of such provisions in all material respects;

(ii) The Company is duly qualified to do business and is in good standing as a foreign corporation in the States listed on Schedule III hereto;

(iii) Each subsidiary of the Company listed on Schedule IV hereto (the “Opinion Subsidiaries”) has been duly incorporated and is validly existing under the laws of France; and

(iv) All of the outstanding shares of capital stock of the Opinion Subsidiaries have been duly and validly issued, are fully paid-in, and, to the best of such counsel’s knowledge, all of the outstanding shares of capital stock of each Opinion Subsidiary are owned directly or indirectly by the Company and are free and clear of all liens, encumbrances or claims except such liens, encumbrances or claims as are (i) described in the Prospectus, or (ii) such as do not materially affect the value of such shares of capital stock.

With respect to the matters to be covered in paragraphs (ii) and (iii) above, such counsel may rely as to matters of fact, to the extent approved by you (which approval shall not be unreasonably withheld), on certificates of responsible officers of the Opinion Subsidiaries and certificates or other written statements of officials of jurisdictions having custody of documents respecting the (x) due qualification and good standing of the Company as a foreign corporation for the transaction of business and (y) corporate existence and good standing of the Opinion Subsidiaries.

(e) McDermott, Will & Emery, employee benefits counsel for the Company and Motorola, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that the statements set forth in the Prospectus under the caption “Arrangements Between Freescale Semiconductor and Motorola – Employee Matters Agreement,” insofar as they purport to constitute summaries of certain provisions of the documents referred to therein, are accurate and complete summaries of such provisions in all material respects.

(f) Jennifer Wuamett, Esq., Chief Intellectual Property counsel for the Company, shall have furnished to you her written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) To the best of such counsel’s knowledge, the statements set forth in the Prospectus under the captions “Arrangements Between Freescale Semiconductor and Motorola – Intellectual Property Assignment Agreement,” “Arrangements Between Freescale Semiconductor and Motorola – Intellectual Property License Agreement,” “Business Intellectual – Property Matters” and “Business – Legal Proceedings,” insofar as they purport to constitute summaries of certain provisions of the documents referred to therein, are accurate and complete summaries of such provisions in all material respects;

(ii) To the best of such counsel’s knowledge, the Company and its subsidiaries own or possess valid licenses or other rights to use the Intellectual Property Rights, and, except as described in the Prospectus, such Intellectual Property Rights are, to such counsel’s knowledge, sufficient to conduct and carry on the business, as described in the Prospectus, of the Company and its subsidiaries, except to the extent that the failure to own, license or possess or the inability to acquire any of the foregoing would not reasonably be expected to result in a Material Adverse Effect; and except, as set forth in the Prospectus, to the best of such counsel’s knowledge, the Company and its subsidiaries have not received any written notice of infringement of or asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; and

(iii) Although counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to such counsel’s attention that would lead such counsel to believe that, as of its effective date and only with respect to the Intellectual Property Rights, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering her opinion, such counsel may state that she expresses no opinion other than as to the Texas Business Corporation Act, the General Corporation Law of the State of Delaware and the federal laws of the United States.

(g) The General Counsel of the Company shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The statements set forth in the Prospectus under the caption “Arrangements Between Freescale Semiconductor and Motorola – Purchase and Supply Agreement,” insofar as they purport to constitute summaries of certain provisions of the documents referred to therein, are accurate and complete summaries of such provisions in all material respects;

(ii) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the Intercompany Agreements and the consummation of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such conflicts, breaches, violations or defaults, liens, charges or encumbrances that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions contemplated by this Agreement and the Intercompany Agreements or reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, except for such violations that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions contemplated by this Agreement and the Intercompany Agreements or reasonably be expected to have a Material Adverse Effect, or (iii) result in any violation of the provisions of the charter or by laws of the Company; and no consent, approval, authorization or order of, or filing, qualification or registration with, any such court or arbitrator or governmental or regulatory authority or body under any such statute, judgment, order, decree, rule or regulation is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (a) the registration under the Act and the Exchange Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the Exchange, (b) such consents, approvals, authorizations, registrations or qualifications as have been obtained and (c) such consents, approvals, authorizations, registrations or qualifications that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect;

(iii) To the best of such counsel’s knowledge, neither the Company nor any of its Significant Subsidiaries is (A) in violation of its charter or by laws (or similar organizational documents) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B) above, for such defaults as would not have a Material Adverse Effect;

(iv) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon the opinion of Baker & McKenzie with respect to the jurisdictions listed on Schedule III hereto and upon opinions of local counsel and, in respect of matters of fact, upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(v) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) Although counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraph (i) above, nothing has come to such counsel’s attention that would lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and notes or other financial or statistical data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

With respect to the matters to be covered in clause (vi) above, such counsel may state that his opinion is based upon his participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and discussions with the representatives of the Company and its auditors and Motorola (including discussions in which you and your counsel participated) in connection with such preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto but is without independent check or verification except as specified.

In rendering his opinion, such counsel may state that he expresses no opinion other than as to the Texas Business Corporation Act, the General Corporation Law of the State of Delaware and the federal laws of the United States.

(h) Foreign counsel reasonably satisfactory to the Representatives shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect, and to the extent such legal concepts or substantially similar legal concepts exist in such foreign jurisdiction, that each of the Company’s foreign subsidiaries, which are Significant Subsidiaries but not Opinion Subsidiaries, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, that all of the issued shares of capital stock of such subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and all of the issued shares of capital stock of such subsidiaries are owned directly or indirectly by the Company and, to the best of counsel’s knowledge, are free and clear of all liens, encumbrances or claims except such liens, encumbrances or claims as are (x) described in the Prospectus, or (y) such as do not materially affect the value of such shares of capital stock.

In rendering their opinion, foreign counsel may rely as to matters of fact, to the extent approved by you (which approval shall not be unreasonably withheld), on certificates of responsible officers of such subsidiaries and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of such subsidiaries.

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Schedule V hereto.

(j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than de minimis changes approved by you, which approval shall not be unreasonably withheld) or consolidated long-term debt of the Company and its subsidiaries (other than net increases in the consolidated long-term debt of the Company in an aggregate amount not exceeding $50 million) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, including the pro forma financial and capitalization information included therein, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the

Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(m) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange.

(n) The Company has obtained and delivered to the Underwriters executed copies of an agreement from Motorola and each executive officer and director of the Company, all of whom are listed on Schedule VI hereto, substantially to the effect set forth in Subsection 6(e) hereof in form and substance satisfactory to Goldman, Sachs & Co. on behalf of the Underwriters.

(o) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(p) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties herein of the Company, at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as you may reasonably request.

(q) Motorola shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of Motorola reasonably satisfactory to you as to the accuracy of the representations and warranties herein of Motorola, at and as of such Time of Delivery.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that it shall have been determined by a court of competent jurisdiction that any such loss, claim, damage or liability of such Underwriter resulted solely from the fact that such Underwriter sold Shares to a person to whom there was not sent or given (to the extent required by law), at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) as then amended or supplemented (excluding documents incorporated by reference) if the Company had previously furnished copies thereof (sufficiently in advance of the Time of Delivery to allow for distribution prior to the confirmation of such sale) to such Underwriter and the loss, claim, damage or liability of such Underwriter resulted from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) as then amended or supplemented (excluding documents incorporated by reference) and the Company advised the Underwriters at the time the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), was furnished to the Underwriters that the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), contained such corrections.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Motorola on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and Motorola on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Motorola on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such

Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, Motorola and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Motorola, or any officer or director or controlling person of the Company or Motorola, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or, with respect to Sections 5(a), 6(e) and 8(n) hereof, by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and (iii) J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention: Syndicate Desk, as the representatives; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to Motorola shall be delivered or sent by mail, telex or facsimile transmission to 1303 East Algonquin Road, Schaumburg, Illinois 60196, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Motorola and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and Motorola and each person who controls the Company and Motorola or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. The Company and Motorola are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and Motorola. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Motorola for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Freescale Semiconductor, Inc.

By:	/s/ Michel Mayer
Name: Michel Mayer
Title: Chairman and Chief Executive Officer

Motorola, Inc.

By:	/s/ David W. Devonshire
Name: David W. Devonshire
Title: ExecutiveVice President and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:	/s/ Richard Gallivan
Name: Richard Gallivan
Title: Managing Director

J.P. Morgan Securities Inc.

By:	/s/ Quinten Stevens
Name: Quinten Stevens
Title: Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Bank of America Securities LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ABN AMRO Rothschild LLC
HSBC Securities (USA) Inc.
UBS Securities LLC
Calyon Securities (USA) Inc.
Credit Suisse First Boston LLC
Dresdner Kleinwort Wasserstein Securities LLC
Harris Nesbitt Corp.
Mizuho International plc
Morgan Stanley & Co. Incorporated
Utendahl Capital Group, LLC.

Total

SCHEDULE II

SIGNIFICANT SUBSIDIARIES

British Virgin Islands

FreeScale Semiconductor Holding Limited

China

Freescale Semiconductor (China) Limited

France

Freescale Semiconducteurs France SAS

Freescale Centre de Recherche Crolles SAS

Hong Kong

Freescale Semiconductor Hong Kong Limited

Japan

Tohoku Semiconductor Corporation

Freescale Semiconductor Japan Limited

Malaysia

Freescale Semiconductor Malaysia Sdn. Bhd.

UK (Scotland)

Freescale Semiconductor Holding UK Limited

Freescale Semiconductor UK Limited

SCHEDULE III

Alabama

Arizona

California

Colorado

Connecticut

District of Columbia

Florida

Georgia

Hawaii

Iowa

Idaho

Illinois

Indiana

Kansas

Maryland

Massachusetts

Michigan

Minnesota

Missouri

Mississippi

North Carolina

New Hampshire

New Jersey

New York

Ohio

Oregon

Pennsylvania

South Carolina

Texas

Utah

Virginia

Washington

Wyoming

Wisconsin

SCHEDULE IV

OPINION SUBSIDIARIES

Freescale Semiconducteurs France SAS

Freescale Semiconducteurs Centre de Recherche Crolles SAS

SCHEDULE V

FORM OF COMFORT LETTER OF

KPMG LLP

Pursuant to Section 8(i) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the combined financial statements and any supplementary financial information and schedules (and, if applicable, pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed combined interim financial statements, selected financial data, pro forma financial information, condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the “Representatives”);

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed combined statements of operations, balance sheets, statements of business equity and statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed combined financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed combined financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the combined results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts in the audited combined financial statements for 2003, 2002 and 2001 fiscal years and for the 2000 and 1999 fiscal years agree with the corresponding amounts in the unaudited combined financial statements;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with auditing standards generally accepted in the United States of America, consisting of a reading of the unaudited condensed combined financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited combined statements of operations, combined balance sheets, statements of business equity and statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed combined statements of operations, balance sheets, statements of business equity and statements of cash flows included in the Prospectus for them to be in conformity with accounting principles generally accepted in the United States of America;

(B) any other unaudited statement of operations data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited combined financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited combined financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed combined financial statements referred to in clause (A) and any unaudited statement of operations data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited combined financial statements included in the Prospectus;

(D) any unaudited pro forma condensed combined financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the combined capital stock or any increase in the combined long-term debt of the Company and its subsidiaries, or any decreases in combined net current assets or business equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in combined net sales or operating earnings or increase in operating loss; or decrease in the total or per share amounts of combined net income or increase in the total or per share amounts of combined net loss; or decreases in other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with auditing standards generally accepted in the United States of America, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

SCHEDULE VI

EXECUTIVE OFFICERS AND DIRECTORS

OF FREESCALE SEMICONDUCTOR, INC.

David W. Devonshire

Leif G. Soderberg

H. Raymond Bingham

Stephen P. Kaufman

Kevin Kennedy

B. Kenneth West

Michel Mayer

Scott A. Anderson

Christopher P. Belden

Raymond A. Burgess

Alan Campbell

David M. Doolittle

Franz Fink

Paul E. Grimme

Carleton D. Pearl

David Perkins

Claudine Simson

John D. Torres

32